UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2017

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 10, 2017, the Board of Directors Meritage Home Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective immediately, to provide stockholders the ability to amend the Company’s bylaws. Prior to the amendment and restatement, the Company’s board of directors had the exclusive power to adopt, alter or repeal the bylaws and to make new bylaws. Except as described below, no other changes were made to the bylaws as in place immediately prior to the amendment and restatement.

The amendment and restatement amends and restates Article XII of the bylaws in its entirety to read as follows:

ARTICLE XII

AMENDMENTS

The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

The full text of the Amended and Restated Bylaws is filed at Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.1	Amended and Restated Bylaws of Meritage Home Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017

MERITAGE HOMES CORPORATION

/s/ C. TIMOTHY WHITE
By:	C. Timothy White
Executive Vice President, General Counsel and Secretary